TOUCHSTONE BALANCED FUND
                 (a series of Touchstone Variable Series Trust)

                                 311 Pike Street
                             Cincinnati, Ohio 45202
                                  800-669-2796


                            NOTICE OF SPECIAL MEETING

         Notice is hereby given that a special meeting of shareholders of Touchstone Balanced Fund, a separate series of Touchstone Variable Series Trust, will be held on February ______, 2000 at _______ a.m., Eastern Time, at the offices of the Trust, 311 Pike Street, Cincinnati, Ohio 45202.

         At the meeting, shareholders of the Fund will be asked to consider and collectively vote upon the following:

         (1) To approve or disapprove a new sub-advisory agreement between Touchstone Advisors, Inc. and OpCap Advisors pursuant to which OpCap Advisors will act as sub-advisor with respect to the assets of the Touchstone Balanced Fund.

         (2) To transact such other business as may properly come before the special meeting or any adjournments thereof.

         Shareholders of record at the close of business on December 24, 1999 are entitled to notice of, and to vote at, the special meeting. The accompanying Proxy Statement contains more information about the special meeting.

         Whether you plan to attend the special meeting or not, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD so that a quorum will be present and a maximum number of shares may be voted. If you are present at the special meeting, you may change your vote, if desired, at that time.

         This proxy statement is first being mailed to shareholders on or about January __, 2000.

         By order of the Board of Trustees of the Touchstone Variable Series Trust.

                                    Cynthia Surprise
                                    Secretary
Cincinnati, Ohio
January ___, 2000

                            TOUCHSTONE BALANCED FUND
                 (a series of Touchstone Variable Series Trust)

                                 311 Pike Street
                             Cincinnati, Ohio 45202
                                  800-669-2796


                                 PROXY STATEMENT

         This Proxy Statement is furnished by Touchstone Variable Series Trust to the shareholders of its Touchstone Balanced Fund on behalf of the Trust's Board of Trustees in connection with the Trust's solicitation of the accompanying proxy. This proxy will be voted at a special meeting of shareholders to be held on February ______, 2000 at ________, Eastern Time, at the offices of the Trust, 311 Pike Street, Cincinnati, Ohio 45202, for the purposes set forth below and in the accompanying Notice of Special Meeting. This Proxy Statement is being mailed to Fund shareholders on or about January ______, 2000.

         At the meeting, shareholders will be asked to consider and vote upon the following:

         (1) To approve or disapprove a new sub-advisory agreement between Touchstone Advisors, Inc. and OpCap Advisors pursuant to which OpCap Advisors will act as sub-advisor with respect to the assets of the Fund.

         (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on December 24, 1999 will be entitled to vote at the meeting.

         The shares of the Fund may only be purchased by the following separate accounts for the purpose of funding variable annuity and variable life insurance contracts: Western-Southern Life Insurance Separate Account 1, Western-Southern Life Insurance Separate Account 2 and Columbus Life Insurance Company Separate Account 1. Western-Southern and Columbus Life will, however, vote the shares of the Fund held in the Separate Accounts in accordance with instructions received from contract owners.

         Voting instructions from a contract owner apply to a specific number of Fund shares. If Western-Southern or Columbus Life does not receive timely instructions from a contract owner, it will still vote the Fund shares for which the contract owner is entitled to provide instructions. It will vote these Fund shares in the same proportion as the voting instructions that it receives from all other contract owners.


REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of the holders of a "majority of the outstanding voting securities" (as defined in the Investment Company Act of 1940, as amended) of the Fund is required to approve the New Agreement. The vote of a "majority of the outstanding voting securities" of the Fund means the lesser of
(1) the vote of 67% or more of the shares of the Fund present at the meeting, if the holders of more than 50% of the shares of the Fund are present or represented by proxy at the meeting, or (2) the vote of more than 50% of the shares of the Fund.

               THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT
                SHAREHOLDERS VOTE TO APPROVE THE NEW AGREEMENT.

                                TABLE OF CONTENTS


INTRODUCTION..................................................................1

TRUSTEES' EVALUATION OF THE NEW AGREEMENT.....................................1

DESCRIPTION OF THE NEW AGREEMENT..............................................3

INFORMATION ABOUT OPCAP ADVISORS..............................................5

INFORMATION ABOUT THE TRANSACTION.............................................6

VOTING AND SHARE OWNERSHIP....................................................9

GENERAL INFORMATION..........................................................11

INTRODUCTION

         The Fund's investment advisor is Touchstone Advisors, Inc. Touchstone Advisors, on behalf of the Fund, has engaged OpCap Advisors to manage the investments of the Fund. The meeting has been called for the purpose of considering a new sub-advisory agreement (the "New Agreement") between Touchstone Advisors, on behalf of the Fund, and OpCap Advisors. OpCap Advisors is an indirect subsidiary of PIMCO Advisors L.P.

         On October 31, 1999, PIMCO Advisors L.P., its two general partners, certain of their affiliates, Allianz of America, Inc. and certain other parties entered into an Implementation and Merger Agreement (the "Merger Agreement") pursuant to which Allianz of America will acquire majority ownership of PIMCO Advisors. As a result of the transactions contemplated by the Merger Agreement (together, the "Transaction"), Allianz of America will control PIMCO Advisors, beneficially owning approximately 69% of PIMCO Advisors. The Transaction is expected to be completed by the end of the first quarter of 2000, although there is no assurance that the Transaction will be completed.

         OpCap Advisors will undergo a change of control as a result of the consummation of the Transaction, resulting in the automatic termination of its current sub-advisory agreement with the Fund (the "1999 Agreement"). Following completion of the Transaction, it is expected that OpCap Advisors will continue to serve as the sub-advisor of the Fund. Therefore, in connection with the Transaction and as required by the Investment Company Act of 1940, as amended, shareholders of the Fund are being asked to approve the New Agreement. The New Agreement is identical to the 1999 Agreement except for the effective date and the termination date.

         If the Transaction is not completed for any reason, the 1999 Agreement will remain in effect. If the Transaction is completed but the shareholders of the Fund do not approve the New Agreement, the Board will consider appropriate action.

TRUSTEES' EVALUATION OF THE NEW AGREEMENT

         On December 16, 1999, the Board of Trustees, including the Independent Trustees, approved the New Agreement. For purposes of this approval, an Independent Trustee was a Trustee who is not be a party to the New Agreement and who is not an "interested person" (as defined in the Investment Company Act of 1940, as amended) of the Fund, the Trust, Touchstone Advisors or OpCap Advisors.

         In connection with the Board's consideration of the New Agreement, OpCap Advisors furnished the Board of Trustees with information about the Transaction. This information included the following documents:

         o Acquisition of PIMCO Advisors L.P. by Allianz of America, Inc.:
           Confidential Board Summary

         o Press Release: Allianz AG to Purchase PIMCO Advisors Holdings L.P. for $38.75 per Unit

         o  Analyst Report:  Acquisition of PIMCO, Munich, November 1st, 1999

         o  A financial overview of Allianz Group from its 1998 Annual Report

         o A memorandum discussing possible restrictions on fund complexes that include funds for which a PIMCO affiliate (OpCap Advisors) serves as the sub-advisor in connection with the funds' dealings with certain broker-dealers

         The Trustees also relied on representations by OpCap Advisors that the same personnel would continue to provide advisory services to the Fund. Furthermore, the Board of Trustees considered the commitment of OpCap Advisors to pay for or reimburse the Trust and its affiliates for expenses incurred in connection with the meeting of Fund shareholders.

         In evaluating the New Agreement, the Board of Trustees also considered the following factors, including:

         o the nature, quality and extent of the services furnished by OpCap Advisors, including its experience and investment record and its investment philosophy and process,

         o  comparative data as to investment performance and advisory fees, and

         o the advantages and possible disadvantages to the Fund of having a sub-adviser that also serves other investment companies as well as other accounts.

         The Trustees also considered that the compensation payable to OpCap Advisors by Touchstone Advisors under the New Agreement will be payable at the same rate as the compensation payable by Touchstone Advisors to OpCap Advisors under the 1999 Agreement and that the terms of the New Agreement are substantially unchanged from the 1999 Agreement. Accordingly, the Board of Trustees concluded that the Fund would receive investment advisory services under the New Agreement that were equal or superior to those it received under the 1999 Agreement, at the same fee levels.

         The Board of Trustees believes that the terms of the New Agreement are fair to, and in the best interest of, the Fund and its shareholders and recommends that the shareholders approve the New Agreement.

DESCRIPTION OF THE NEW AGREEMENT

COPIES OF THE NEW AGREEMENT

         A copy of the New Agreement is attached to this Proxy Statement as Exhibit A, and the description set forth in this Proxy Statement of the New Agreement is qualified in its entirety by reference to Exhibit A. The copy is marked to show differences between the 1999 Agreement and the New Agreement.

         All of the terms and provisions of the New Agreement are identical to those of the 1999 Agreement except for the effective date and the termination date.

TERMS OF THE NEW AGREEMENT

         FEE ARRANGEMENTS. Under the New Agreement, OpCap Advisors is entitled to receive from Touchstone Advisors a monthly fee on an annual basis equal to 0.60% of the first $20 million of the combined average daily net assets of the Fund and another similar fund in the Touchstone complex (whose assets are also managed by OpCap Advisors), 0.50% of the next $30 million of average daily net assets of both funds, and 0.40% of the combined average daily net assets of both funds in excess of $50 million.

         THIS FEE ARRANGEMENT IS IDENTICAL TO THE FEE ARRANGEMENT CONTAINED IN THE 1999 AGREEMENT.

         For the fiscal year ended December 31, 1998, Touchstone Advisors paid OpCap Advisors $_________ for its services. For the 11 months ended November 30, 1999, Touchstone Advisors paid OpCap Advisors $ ___________ for its services. At __________, 1999, the net assets of the Fund were approximately $___________.

         RESPONSIBILITIES OF OPCAP ADVISORS. Under the New Agreement, OpCap Advisors will provide certain investment advisory services to the Fund, including deciding what securities will be purchased and sold by the Fund, when such purchases and sales are to be made, and arranging for such purchases and sales, all in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and any rules thereunder, the governing documents of the Trust, the fundamental policies of the Trust and the Fund, any directions that Touchstone Advisors or the Board of Trustees may give from time to time with respect to the Fund, and any applicable state or federal laws. In addition, OpCap Advisors will determine the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities will be exercised.

         OpCap Advisors will provide, at its expense, all necessary investment and management facilities, including salaries of personnel required for it to execute its duties, and administrative facilities, including clerical personnel and equipment necessary for it to manage the portfolio of the Fund efficiently (excluding pricing and bookkeeping services). OpCap Advisors is not obligated to pay any expenses for the Fund that are not expressly assumed.

         The New Agreement provides that OpCap Advisors will have no liability to the Trust, to any shareholders of the Fund, or to Touchstone Advisors for any act or omission in the course of, or in connection with, rendering services under the New Agreement, except for liability resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of OpCap Advisors in the performance of its duties under the New Agreement.

         CONTINUANCE OF NEW AGREEMENT. If the New Agreement is approved at the meeting, it will continue in effect until December 31, 2000. The New Agreement will continue in effect thereafter for successive annual periods, if its continuance is specifically approved at least annually:

         (1) by a majority vote, cast in person at a meeting called for that purpose, of the Board of Trustees or a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund, and

         (2) by a majority of the Trustees who are not parties to the New Agreement or "interested persons" (as defined in the 1940 Act) of the Fund, the Trust, Touchstone Advisors or OpCap Advisors.

         TERMINATION OF NEW AGREEMENT. The New Agreement provides that it may be terminated at any time without penalty:

         (1) by Touchstone Advisors, by the Trustees or by a vote of the majority of the outstanding voting securities of the Fund, upon 60 days written notice, or

         (2) by OpCap Advisors upon 60 days written notice to Touchstone Advisors and the Trust.

The New Agreement will also terminate upon written notice by one party to the other party that the other party is in material breach of the New Agreement, unless the party in material breach of the New Agreement cures the breach to the reasonable satisfaction of the party alleging the breach within 30 days after written notice.

         AFFILIATED BROKERS. The affiliated brokerage provisions in the New Agreement permit OpCap Advisors to place brokerage transactions with broker-dealers affiliated with OpCap Advisors. However, the New Agreement provides that a broker-dealer affiliated with OpCap Advisors may effect securities transactions for the Fund only if:

         (1) the commissions, fees or other remuneration received or to be received by that broker-dealer are reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time, and

         (2) the Trustees, including a majority of those Trustees who are not interested persons of the Trust, have adopted procedures pursuant to Rule 17e-1 under the Act for determining the permissible level of such commissions.

The Board of Trustees has previously adopted such procedures.

         EXECUTION OF FUND TRADES. The New Agreement states that OpCap Advisors's primary objective when placing orders with brokers and dealers will be to obtain the most favorable price and execution available for the Fund. In placing these orders OpCap Advisors may consider a number of factors, including the overall direct net economic result to the Fund (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive rate), the financial strength and stability of the broker, the efficiency with which the transaction will be effected, the ability to effect the transaction at all where a large block is involved, and the availability of the broker or dealer to execute possibly difficult transactions in the future. OpCap Advisors is specifically authorized, to the extent authorized by law, to pay a broker or dealer who provides research services to OpCap Advisors an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, in recognition of such additional research services rendered by the broker or dealer. However, such payments are permissible only if OpCap Advisors determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer and that the Fund derives or will derive a reasonably significant benefit from such research services.

INFORMATION ABOUT OPCAP ADVISORS

GENERAL INFORMATION

         OpCap Advisors is a subsidiary of Oppenheimer Capital. Oppenheimer has been registered as an investment advisor under the Investment Advisors Act of 1940 since 1968. Its employees perform all investment advisory services provided to the Fund. As of ____________________, 1999, Oppenheimer Capital and its subsidiaries had assets under management of $_____ billion.

         OpCap Advisors' address is Oppenheimer Tower, One World Financial Center, New York, New York 10281.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF OPCAP ADVISORS


NAME AND ADDRESS      POSITION WITH OPCAP ADVISORS     PRINCIPAL OCCUPATION
--------------------- -------------------------------- -------------------------

INFORMATION ABOUT THE TRANSACTION

DESCRIPTION OF THE TRANSACTION

         On October 31, 1999, PIMCO Advisors L.P. ("PIMCO Advisors"), its two general partners, PIMCO Advisors Holdings L.P. ("PAH") and PIMCO Partners G.P. ("Partners GP"), certain of their affiliates, Allianz of America, Inc. ("Allianz of America") and certain other parties named therein entered into an Implementation and Merger Agreement (the "Merger Agreement") pursuant to which Allianz of America will acquire majority ownership of PIMCO Advisors.

         The Merger Agreement provides for the acquisition of PAH by Allianz of America through a merger of a subsidiary of Allianz of America with and into PAH. In the merger, all of the outstanding units of limited and general partnership interest in PAH will be converted into the right to receive cash in an amount per unit equal to $38.75, subject to downward adjustment if PIMCO Advisors' investment advisory revenue base, expressed as a "revenue run rate," declines (excluding market-based changes) below a specified level (the "Unit Transaction Price"). As a result of the merger, PAH will become an indirect wholly-owned subsidiary of Allianz of America.

         Following the merger, subsidiaries of Allianz of America will, in a series of transactions, acquire for cash at the Unit Transaction Price substantially all of the remaining interests in PIMCO Advisors (the "PA Units"), other than the interest beneficially owned by Pacific Life Insurance Company ("Pacific Life"). As part of the transaction, a subsidiary of Allianz of America will acquire the assets of PIMCO Partners LLC (the managing general partner of Partners GP) for approximately $5.5 million. Pacific Life, which through subsidiaries owns approximately a 31% interest in PIMCO Advisors and PIMCO Holding LLC, the other general partner of Partners GP, will maintain its approximate 31% indirect interest in PIMCO Advisors following the closing. In connection with the closing, Allianz of America will enter into a put/call arrangement for the eventual disposition of Pacific Life's indirect investment in PIMCO Advisors.

         As a result of the transactions contemplated by the Merger Agreement (together, the "Transaction"), Allianz of America will control PIMCO Advisors, beneficially owning approximately 69% of PIMCO Advisors. The Transaction is expected to be completed by the end of the first quarter of 2000, although there is no assurance that the Transaction will be completed.

         Completion of the Transaction is subject to a number of conditions customary to transactions of this kind, including:

         o  The approval of the public unitholders of PAH,

         o  The receipt of certain regulatory approvals, and

         o PIMCO Advisors' revenue run-rate for all accounts managed by PIMCO Advisors and its subsidiaries being at least 75% of the September 30, 1999 amount.

         PIMCO Advisors has agreed to use its reasonable best efforts to obtain, prior to completion of the Transaction, the approval of the New Agreement by the shareholders of the Fund.

         Pursuant to the Merger Agreement, PIMCO Advisors and Pacific Investment Management Company, a subsidiary partnership of PIMCO Advisors, will enter into employment, retention and incentive arrangements with key employees of PIMCO Advisors and Pacific Investment Management Company. These benefits include new employment agreements, retention and incentive awards vesting over a term of years and restricted stock grants. In addition, certain key employees of PIMCO Advisors' investment advisory subsidiaries will receive payments in respect of previously existing non-competition arrangements in connection with the acquisition by Allianz of America of the PA Units on which such arrangements were based.

POST-TRANSACTION STRUCTURE AND OPERATIONS

         Upon completion of the Transaction, PIMCO Advisors and its subsidiaries will be controlled by Allianz of America. Allianz of America is a holding company that owns several insurance and financial service companies and is a subsidiary of Allianz AG, the world's second largest insurance company as measured by premium income. Allianz of America will control PIMCO Advisors through its interest in PacPartners LLC, which will be the sole general partner of PIMCO Advisors following the Transaction. While Allianz of America will control PacPartners LLC, Pacific Life will hold a portion of its continuing interest in PIMCO Advisors through an interest in PacPartners LLC.

         Operationally, PIMCO Advisors is expected to become a unit of Allianz Asset Management Gmbh ("AAM"), the division of Allianz that coordinates global Allianz asset management activities. PIMCO Advisors is expected to remain operationally independent, and to become the global fixed income investment management division of Allianz. PIMCO Advisors and its subsidiaries are expected to continue to operate in the United States under their existing names.

         Both William S. Thompson Jr., the current Chief Executive Officer of PIMCO Advisors, and William H. Gross, the current Chief Investment Officer of PIMCO Advisors, will have roles on the Executive Committee of AAM, with Mr. Thompson serving as the Executive Committee's Deputy Chairman. In the Transaction, Messrs. Thompson and Gross will enter into employment contracts with a term of seven years following the Transaction. Other key employees of PIMCO Advisors have likewise contractually agreed to remain with PIMCO Advisors following the Transaction.

DESCRIPTION OF ALLIANZ AND ITS AFFILIATES

         Allianz AG, the parent of Allianz, is a publicly traded German Aktiengesellschaft and the world's second largest insurance company as measured by premium income. Allianz AG is a leading provider of financial services, particularly in Europe, and is represented in 68 countries world-wide through subsidiaries, branch and representative offices, and other affiliated entities. Allianz AG currently has assets under management of more than $390 billion, and in its last fiscal year wrote approximately $50 billion in gross insurance premiums. After completion of the Transaction, the combined firms will have over $650 billion in assets under management. Allianz AG's address is: Allianz Aktiengesellschaft, a Koniginstrasse 28, D-80802, Munich, Germany.

         Affiliates of Allianz AG currently include Dresdner Bank AG, Deutsche Bank AG, Munich Re, and Hypo Vereinsbank. These entities, as well as certain broker-dealers controlled by or affiliated with these entities, such as Bankers Trust Company and BT Alex. Brown Incorporated, are considered as "Affiliated Brokers." Once the Transaction is completed, absent an SEC exemption or other relief, the Fund would generally be precluded from effecting principal transactions with the Affiliated Brokers, and its ability to purchase securities from underwriting syndicates including an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions would be subject to restrictions. PIMCO Advisors does not believe that the restrictions on transactions with the Affiliated Brokers described above will materially adversely affect its ability, post-closing, to provide services to the Fund, the Fund's ability to take advantage of market opportunities, or the Fund's overall performance. Other series of the Touchstone Variable Series Trust for which PIMCO Advisors (or an affiliate) does not serve as investment adviser would not, in general, be subject to these same restrictions post-closing.

SECTION 15(F) OF THE 1940 ACT

         Section 15(f) provides a non-exclusive safe harbor for an investment adviser or any affiliated persons to receive any amount or benefit in connection with a change of control of the investment adviser to an investment company as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on investment company clients of the adviser as a result of the transaction, or any express or implied terms, conditions or understandings applicable to the transaction. The term "unfair burden" (as defined in the 1940
Act) includes any arrangement during the two-year period after the transaction whereby the investment advisor (or predecessor or successor advisor), or any "interested person" (as defined in the 1940 Act) (an "Interested Person") of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from such an investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any other person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company. The Board of Trustees has been advised that PIMCO Advisors is aware of no circumstances arising from the Transaction that might result in an unfair burden being imposed on the Fund. Moreover, Allianz has agreed with PIMCO Advisors that it will use its reasonable best efforts to ensure that no unfair burden will be imposed on the Fund by or as a result of the Transaction during such two-year period.

         The second condition of Section 15(f) is that during the three-year period after the transaction, at least 75% of each such investment company's board of directors must not be Interested Persons of the investment advisor (or predecessor or successor advisor). The Board of Trustees of Touchstone Variable Series Trust currently complies with the 75% requirement. Allianz has agreed with PIMCO Advisors that it will use its reasonable best efforts to comply with the 75% requirement during the three-year period through one or more intermediaries.

VOTING AND SHARE OWNERSHIP

CERTAIN VOTING MATTERS

         Each share of the Fund is entitled to one vote and each fractional share is entitled to a proportionate share of one vote.

         The persons named in the accompanying proxy will vote as directed by the proxy. If a proxy is signed and returned but does not give voting directions, it will be voted for the approval of the New Agreement. The Trust's Board of Trustees does not know of any other matter that may be presented at the meeting. If any other matters are presented at the meeting, all proxies will be voted in the discretion of the persons appointed as proxies.

         If a shareholder signs and returns a proxy but abstains from voting, the shares represented by the proxy will be counted as present and entitled to vote for purposes of determining a quorum at the meeting, but the abstention will have the effect of a vote against the New Agreement.

         If a broker indicates on a proxy that it does not have discretionary authority as to certain shares, those shares will be counted as present at the meeting for quorum purposes but not entitled to vote and thus will also have the effect of a vote against the New Agreement.

         A shareholder may revoke the accompanying proxy at any time before its use by filing with the Secretary of the Trust a written revocation or duly executed proxy bearing a later date. The proxy will not be voted if a shareholder is present at the meeting and elects to vote in person. Attendance at the meeting alone will not serve to revoke the proxy.

SHARE OWNERSHIP INFORMATION

         Basic Information. As of December 24, 1999, there were __________ outstanding shares of the Fund. All of the share ownership information in this section is presented as of December 24, 1999, the record date for the special meeting.

         The following persons were record owners of more than 5% of the outstanding shares of the Fund:


        Name and Address of Record Owner                           Number of Shares            Percent of Total
        ---------------------------------------------------- ----------------------------- --------------------------




         OTHER 5% SHAREHOLDERS AND SHARE OWNERSHIP OF TRUSTEES. To the knowledge of the Trust, no other shareholder owned of record more than 5% of the outstanding shares of the Fund and the Trustees and officers of the Trust as a group owned of record less than 1% of the outstanding shares of the Fund.

GENERAL INFORMATION

PROXY SOLICITATION

         The principal solicitation of proxies will be by mail, but proxies may be solicited by telephone, facsimile and personal contact by directors, officers and regular employees of Touchstone Advisors. All costs associated with the preparation, filing and distribution of this Proxy Statement, the solicitation and the meeting will be borne by OpCap Advisors or its affiliates and not by the Fund or the Trust.

         D. F. King & Co., Inc. has been engaged to assist in the solicitation of proxies. As the special meeting date approaches, a representative of King may contact Fund shareholders whose votes have not yet been received. The anticipated cost of the proxy solicitation is $_______, plus fees related to telephone calls, and other services provided by King. Such costs will be borne by OpCap Advisors or its affiliates, not by the Fund or the Trust.

OTHER MATTERS TO COME BEFORE THE MEETING

         The Trust's management does not know of any matters to be presented at the meeting other than those described in this Proxy Statement. If other business should properly come before the meeting, the proxyholders will vote thereon in accordance with their best judgment.

ADDITIONAL INFORMATION ABOUT TOUCHSTONE ADVISORS AND OTHER SERVICE PROVIDERS

         Touchstone Advisors is an indirect, wholly-owned subsidiary of Western-Southern Life Assurance Company. The address of Touchstone Advisors is 311 Pike Street, Cincinnati, Ohio 45202, and the address of Western-Southern Life Assurance Company is 400 Broadway, Cincinnati, Ohio 45202.

         Touchstone Securities, Inc. serves as the principal underwriter of the shares of the Trust, including shares of the Fund. The address of Touchstone Securities is 311 Pike Street, Cincinnati, Ohio 45202. For the fiscal year ended December 31, 1999, Touchstone Securities received $________ in underwriting commissions from the funds in the Touchstone complex.

         Investors Bank & Trust Company serves as the administrator, custodian and fund accounting agent for the Fund. The address of Investors Bank is 200 Clarendon Street, Boston, Massachusetts 02116.

INFORMATION ABOUT OPCAP ADVISORS, PIMCO ADVISORS AND ALLIANZ OF AMERICA

         All information contained in this Proxy Statement and the accompanying materials about OpCap Advisors, PIMCO Advisors and Allianz of America and their respective affiliates and the Transaction has been provided by PIMCO Advisors.

INFORMATION ABOUT PRIOR AGREEMENTS WITH OPCAP ADVISORS

         More information about the 1999 Agreement and other prior agreements between Touchstone Advisors and OpCap Advisors is included in Exhibit B. Exhibit B includes information about Board and shareholder actions related to each agreement.

PORTFOLIO TRANSACTIONS

         The Fund does not allocate its portfolio brokerage on the basis of the sale of its shares, although brokerage firms whose customers purchase shares of the Fund may participate in brokerage commissions. During the fiscal year ended December 31, 1999, brokerage transactions were not placed with any person affiliated with the Fund, the Trust, Touchstone Advisors or OpCap Advisors.

SHAREHOLDER PROPOSALS

         The meeting is a special meeting of shareholders. The Trust is not required to, nor does it intend to, hold regular annual meetings of Fund shareholders. If a regular annual meeting is called, any shareholder who wishes to submit a proposal for consideration at the meeting should submit the proposal promptly to the Trust.

REPORTS TO SHAREHOLDERS

         The Trust will furnish, without charge, a copy of the most recent Annual Report to Shareholders and the most recent Semi-Annual Report succeeding such Annual Report, if any, on request within three business days of the request. Requests for such reports should be made by calling (800) 669-2796 (press 3) or by writing to the Trust, 311 Pike Street, Cincinnati, Ohio 45202.

         IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A
SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


____________, 2000               By order of the Board of Trustees of the Trust.
Cincinnati, Ohio                 Cynthia Surprise, Secretary

                                    EXHIBIT A

                  COMPARISON OF NEW AGREEMENT TO 1999 AGREEMENT

                     ADDITIONS ARE SHOWN BY DOUBLE UNDERLINE
                      DELETIONS ARE SHOWN BY STRIKETHROUGH

--------------------------------------------------------------------------------

                             SUB-ADVISORY AGREEMENT

                            TOUCHSTONE BALANCED FUND
                        TOUCHSTONE VARIABLE SERIES TRUST

         This SUB-ADVISORY AGREEMENT is made as of [January 1, 1999]__________, 2000, by and between TOUCHSTONE ADVISORS, INC., an Ohio corporation (the
----
"Advisor"), and OPCAP ADVISORS (the "Sub-Advisor"), a subsidiary of Oppenheimer Capital, a Delaware general partnership.


         WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940, as amended, and has been retained by Touchstone Variable Series Trust (formerly Select Advisors Variable Insurance Trust) (the "Trust"), a Massachusetts business trust organized pursuant to a Declaration of Trust dated February 7, 1994 and registered as an open-end diversified management investment company under the Investment Company Act of 1940 (the "1940 Act"), to provide investment advisory services to the Touchstone Balanced Fund (the "Fund"); and

         WHEREAS, the Sub-Advisor also is an investment advisor registered under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Advisor desires to retain the Sub-Advisor to furnish it with portfolio management services in connection with the Advisor's investment advisory activities on behalf of the Fund, and the Sub-Advisor is willing to furnish such services to the Advisor and the Fund;

         NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

         1. EMPLOYMENT OF THE SUB-ADVISOR. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, attached hereto as Exhibit A (the "Advisory Agreement"), the Advisor hereby appoints the Sub-Advisor to manage the investment and reinvestment of those assets of the Fund allocated to it by the Advisor (the "Fund Assets"), subject to the control and direction of the Advisor and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-Advisor hereby accepts such employment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided. The Sub-

Advisor shall at all times maintain its registration as an investment advisor under the Investment Advisers Act of 1940 and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. The Sub-Advisor shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.

         2. DUTIES OF THE SUB-ADVISOR. The Sub-Advisor will provide the following services and undertake the following duties:

                  a. The Sub-Advisor will manage the investment and reinvestment of the assets of the Fund, subject to and in accordance with the investment objectives, policies and restrictions of the Fund and any directions which the Advisor or the Trust's Board of Trustees may give from time to time with respect to the Fund. In furtherance of the foregoing, the Sub-Advisor will make all determinations with respect to the investment of the assets of the Fund and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. The Sub-Advisor also will determine the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities will be exercised. The Sub-Advisor will render regular reports to the Trust's Board of Trustees, to the Advisor and to BARRA RogersCasey, Inc. (or such other advisor or advisors as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor). Such reports shall be made in such form and manner and with respect to such matters regarding the Fund and the Sub-Advisor as the Trust, the Advisor or BARRA RogersCasey, Inc. shall from time to time request.

                  b. The Sub-Advisor shall provide support to the Advisor with respect to the marketing of the Fund, including but not limited to: (i) permission to use the Sub-Advisor's name as provided in Section 5, (ii) permission to use the past performance and investment history of the Sub-Advisor as the same is applicable to the Fund, (iii) access to the individual(s) responsible for day-to-day management of the Fund for marketing conferences, teleconferences and other activities involving the promotion of the Fund, subject to the reasonable request of the Advisor, (iv) permission to use biographical and historical data of the Sub-Advisor and individual manager(s), and (v) permission to use the names of clients to which the Sub-Advisor provides investment management services, subject to any restrictions imposed by clients on the use of such names.

                  c. The Sub-Advisor will, in the name of the Fund, place orders for the execution of all portfolio transactions in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the Securities Act of 1933, as such registration statements may be in effect from time to time. In connection with the placement of orders for the execution of portfolio transactions, the Sub-Advisor will create and maintain all necessary brokerage records of the Fund in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission (the "SEC"), the Trust or any person retained by the Trust. Where applicable, such records shall be maintained by the Advisor for the periods and in the places required by Rule 31a-2 under the 1940 Act. When placing orders with brokers and dealers, the Sub-Advisor's primary objective shall be to obtain the most favorable price and execution available for the Fund, and in placing such orders the Sub-Advisor may consider a number of factors, including, without limitation, the overall direct net economic result to the Fund (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range), the financial strength and stability of the broker, the efficiency with which the transaction will be effected, the ability to effect the transaction at all where a large block is involved and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. The Sub-Advisor is specifically authorized, to the extent authorized by law (including, without limitation, Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), to pay a broker or dealer who provides research services to the Sub-Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, in recognition of such additional research services rendered by the broker or dealer, but only if the Sub-Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Advisor's overall responsibilities with respect to discretionary accounts that it manages, and that the Fund derives or will derive a reasonably significant benefit from such research services. The Sub-Advisor will present a written report to the Board of Trustees of the Trust, at least quarterly, indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such expenses, broken down by broker-dealer and containing such information as the Board of Trustees reasonably shall request.

                  d. The Advisor recognizes that, subject to the foregoing provisions of this Section 2, an affiliate of the Sub-Advisor may act as the regular broker for the Fund so long as it is lawful for it so to act and that such affiliate may be a major recipient of brokerage commissions paid by the Fund. Any such affiliate may effect securities transactions for the Fund only if (1) the commissions, fees or other remuneration received or to be received by it are reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time and (2) the Trustees, including a majority of those Trustees who are not interested persons, have adopted procedures pursuant to Rule 17e-1 under the 1940 Act for determining the permissible level of such commissions.

                  e. The Advisor understands that (i) when orders to purchase or sell the same security on identical terms are placed by more than one of the funds and/or other advisory accounts managed by the Sub-Advisor or its affiliates, the transactions generally will be executed as received, although a fund or advisory account that does not direct trades to a specific broker ("free trades") usually will have its order executed first, (ii) although all orders placed on behalf of the Fund will be considered free trades, having an order placed first in the market does not necessarily guarantee the most favorable price, and
         (iii) purchases will be combined where possible for the purpose of negotiating brokerage commissions, which in some cases might have a detrimental effect on the price or volume of the security in a particular transaction as far as the Fund is concerned.

                  f. In the event of any reorganization or other change in the Sub-Advisor, its investment principals, supervisors or members of its investment (or comparable) committee, the Sub-Advisor shall give the Advisor and the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

                  g. The Sub-Advisor will bear its expenses of providing services to the Fund pursuant to this Agreement except such expenses as are undertaken by the Advisor or the Trust.

                  h. The Sub-Advisor will manage the Fund Assets and the investment and reinvestment of such assets so as to comply with the provisions of the 1940 Act and with Subchapter M of the Internal Revenue Code of 1986, as amended.

         3. COMPENSATION OF THE SUB-ADVISOR.

                  a. As compensation for the services to be rendered and duties undertaken hereunder by the Sub-Advisor, the Advisor will pay to the Sub-Advisor a monthly fee equal on an annual basis to 0.60% of the first $20 million of the average daily net assets of the Combined Funds, 0.50% of such average daily net assets in excess of $20 million and up to $50 million and 0.40% of such average daily net assets in excess of $50 million.

                  b. "Combined Funds," for purposes of this Section 3, means the combined assets of the Fund and the Touchstone Balanced Fund of the Touchstone Series Trust, to which fund the Sub-Advisor also acts as an investment advisor.

                  c. The fee of the Sub-Advisor hereunder shall be computed and accrued daily. If the Sub-Advisor serves in such capacity for less than the whole of any period specified in Section 3a, the fee to the Sub-Advisor shall be prorated. For purposes of calculating the Sub-Advisor's fee, the daily value of the net assets of the Combined

         Funds shall be computed by the same method as the Trust and Touchstone Series Trust use, respectively, to compute the net asset value of each such Fund for purposes of purchases and redemptions of shares thereof.

                  d. The Sub-Advisor reserves the right to waive all or a part of its fees hereunder.

         4. ACTIVITIES OF THE SUB-ADVISOR. It is understood that the Sub-Advisor may perform investment advisory services for various other clients, including other investment companies. The Sub-Advisor will report to the Board of Trustees of the Trust (at regular quarterly meetings and at such other times as such Board of Trustees reasonably shall request) (i) the financial condition and prospects of the Sub-Advisor, (ii) the nature and amount of transactions affecting the Fund that involve the Sub-Advisor and affiliates of the Sub-Advisor, (iii) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory services to the Fund and to its other accounts, and (iv) such other information as the Board of Trustees shall reasonably request regarding the Fund, the Fund's performance, the services provided by the Sub-Advisor to the Fund as compared to its other accounts and the plans of, and the capability of, the Sub-Advisor with respect to providing future services to the Fund and its other accounts. At least annually, the Sub-Advisor shall report to the Trustees the total number and type of such other accounts and the approximate total asset value thereof (but not the identities of the beneficial owners of such accounts). The Sub-Advisor agrees to submit to the Trust a statement defining its policies with respect to the allocation of business among the Fund and its other clients.

         It is understood that the Sub-Advisor may become interested in the Trust as a shareholder or otherwise.

         The Sub-Advisor has supplied to the Advisor and the Trust copies of its Form ADV with all exhibits and attachments thereto (including the Sub-Advisor's statement of financial condition) and will hereafter supply to the Advisor, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

         Nothing in this Agreement shall prevent the Sub-Advisor, any parent, subsidiary or affiliate, or any director or officer thereof, from acting as investment advisor for any other person, firm, or corporation, and shall not in any way limit or restrict the Sub-Advisor or any of its directors, officers, stockholders or employees from buying, selling or trading any securities or commodities for its or their own account or for the account of others for whom it or they may be acting, if such activities will not adversely affect or otherwise impair the performance by the Sub-Advisor of its duties and obligations under this Agreement. The Sub-Advisor will (i) supply to the Advisor, upon execution of this Agreement, with a true copy of its currently effective Code of Ethics and policies regarding insider trading and (ii) thereafter supply to Advisor copies of any amendments to or restatements of such Code of Ethics or insider trading policies, and (iii) report to the Board of Trustees not less often than quarterly with respect to any violations of such Code of Ethics or insider trading policies by persons covered thereby to the extent that such violations involve the assets or activities of the Fund.

         5. USE OF NAMES. Neither the Advisor nor the Trust shall use the name of the Sub-Advisor in any prospectus, sales literature or other material relating to the Advisor or the Trust in any manner not approved in advance by the Sub-Advisor; provided, however, that the Sub-Advisor will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Sub-Advisor shall not use the name of the Advisor or the Trust in any material relating to the Sub-Advisor in any manner not approved in advance by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Advisor hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

         6. LIMITATION OF LIABILITY OF THE SUB-ADVISOR. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-Advisor, the Sub-Advisor shall not be subject to liability to the Advisor, the Trust or to any shareholder in the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. As used in this Section 6, the term "Sub-Advisor" shall include the Sub-Advisor and/or any of its affiliates and the directors, officers and employees of the Sub-Advisor and/or any of its affiliates.

         7. LIMITATION OF TRUST'S LIABILITY. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Sub-Advisor agrees that (i) the Trust's obligations to the Sub-Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited in any event to the assets of the Fund and (ii) the Sub-Advisor shall not seek satisfaction of any such obligation from the holders of shares of the Fund nor from any Trustee, officer, employee or agent of the Trust.

         8. FORCE MAJEURE. The Sub-Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Sub-Advisor shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

         9. RENEWAL, TERMINATION AND AMENDMENT.


                  a. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until December 31, [1999] 2000; and
         it shall continue thereafter                                  ----
         provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of the Fund or by vote of a majority of the Trust's Board of Trustees and
         (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

                  b. This Agreement may be terminated at any time, without payment of any penalty, (i) by the Advisor, by the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the Fund, in any such case upon not less than 60 days' prior written notice to the Sub-Advisor and (ii) by the Sub-Advisor upon not less than 60 days' prior written notice to the Advisor and the Trust. This Agreement shall terminate automatically in the event of its assignment.

                  c. This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund affected by such change.

                  d. The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

         10. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        11. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor for this purpose shall be 311 Pike Street, Cincinnati, Ohio 45202 and that the address of the Sub-Advisor shall be 225 Liberty Street, 16th Floor, New York, New York 10281.

         12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                                      TOUCHSTONE ADVISORS, INC.
Attest:
---------------------------------     ----------------------------------

[/s/ Patricia J. Wilson]              [BY /s/ Edward G. Harness, Jr.]
[Name: Patricia J. Wilson]            [Edward G. Harness, Jr.]
[Title: Chief Compliance Officer]     [President]




                                      BY

Name:                                 Name:
----------------------------------    ----------------------------------
Title:                                Title:
----------------------------------    ----------------------------------

                                      OPCAP ADVISORS
Attest:


[/s/ Thomas E. Duggan]                [BY /s/ Bernard H. Garil]
[Name: Thomas E. Duggan]              [Name: Bernard H. Garil]
[Title: Secretary]                    [Title: President]



                                      BY

Name:                                 Name:
---------------------------------     ----------------------------------
Title:                                Title:
---------------------------------     ----------------------------------

                                    EXHIBIT B

             INFORMATION ABOUT PRIOR AGREEMENTS WITH OPCAP ADVISORS

BACKGROUND

         Before January 1, 1999, Touchstone Variable Series Trust was known as Select Advisors Variable Insurance Trust and the Touchstone Balanced Fund was known as Touchstone Balanced Portfolio (the "Balanced Portfolio").

1997 AGREEMENT

         Touchstone Advisors, Inc. served as the investment advisor to Select Advisors Variable Insurance. Touchstone Advisors, in turn, engaged a portfolio advisor to manage the Balanced Portfolio. Touchstone Advisors, on behalf of the Balanced Portfolio, entered into a portfolio advisory agreement with OpCap Advisors dated as of May 1, 1997 (the "1997 Agreement"). The Board of Trustees of the Select Advisors Variable Insurance Trust approved the 1997 Agreement at a meeting held on February 14, 1997. The shareholders of the Balanced Portfolio, voting in accordance with instructions received from contract owners, approved the 1997 Agreement on April 23, 1997.

         Effective November 5, 1997, PIMCO Advisors L.P. completed a merger transaction with Oppenheimer Group, Inc. As a result of the transaction, OpCap Advisors became an indirect subsidiary of PIMCO Advisors and, as required by the Investment Company Act of 1940, as amended, the 1997 Agreement terminated. Touchstone Advisors and OpCap Advisors entered into an amended portfolio advisory agreement (the "Amended 1997 Agreement) that was identical to the 1997 Agreement except for the effective and termination dates. The shareholders of the Balanced Portfolio, voting in accordance with instructions received from contract owners, approved the Amended 1997 Agreement on April 23, 1997. The Board of Trustees of Select Advisors Variable Insurance Trust approved the Amended 1997 Agreement on ________, 1997.

1999 AGREEMENT

         In connection with a reorganization of the Touchstone complex, the Trust entered into a new investment advisory agreement with Touchstone Advisors dated as of January 1, 1999. In turn, Touchstone Advisors, on behalf of the Fund, entered into a new sub-advisory agreement with OpCap Advisors dated January 1, 1999 (the "1999 Agreement"). The Board of Trustees approved the 1999 Agreement at a meeting held on December 17, 1998.

         The 1999 Agreement is identical to the Amended 1997 Agreement except for the effective date and termination date, revisions that reflect the reorganization of the Touchstone complex and other updating or conforming revisions. These revisions included:

         o Changing some of the terminology used in the 1999 Agreement, such as referring to OpCap Advisors as the sub-advisor rather than the portfolio advisor
         o Changing references to Select Advisors Variable Insurance Trust to Touchstone Variable Series Trust
         o Changing references to Touchstone Balanced Portfolio to Touchstone Balanced Fund

         On December 16, 1999, the Board of Trustees, including a majority of the Independent Trustees, approved the continuance of the 1999 Agreement for a period of one year beginning January 1, 2000.

January __, 2000

Dear Shareholder:

         I am writing to ask for your support of an important proposal affecting your Fund. You are being asked to approve the new sub-advisory agreement between Touchstone Advisors, Inc., advisor to your Fund, and OpCap Advisors.

         OpCap Advisors, an indirect subsidiary of PIMCO Advisors, L.P., has managed the investments of your Fund since May 1, 1997, pursuant to agreements approved by the Board of Trustees and the Fund shareholders. The current sub-advisory agreement with OpCap Advisors will terminate automatically because Allianz of America, Inc. is going to acquire a majority ownership of PIMCO Advisors, L.P. Accordingly, you are being asked to approve a new sub-advisory agreement between Touchstone Advisors and OpCap Advisors.

         Approval of the new sub-advisory agreement should not affect you as a Fund shareholder. The agreement you are being asked to approve is substantially identical to the current agreement. The advisory fee rates paid by your Fund will not increase, and the investment objectives of your Fund will remain the same.

         The Board of Trustees has determined that the new sub-advisory agreement is in the best interest of Fund shareholders. I encourage you to vote "FOR" the new sub-advisory agreement.

         Shareholders of the Fund will vote on the proposal to approve the new sub-advisory agreement at an upcoming Special Meeting of shareholders on February _____, 2000. You may vote on this proposal by mail, telephone, fax or in person.

         By mail: Complete, sign and mail the enclosed Proxy Card in the postage-paid envelope that has been provided.

         By phone:         Call 1-800-_____________.

         By fax: Complete and sign the enclosed Proxy Card and fax both sides to ______________.


         In person:        Attend and vote your shares at the meeting.

         If you have any questions or need any help in voting your shares, please call the Fund's agent (D.F. King & Co., Inc.) toll-free at 1-800-_______.


                                                   Sincerely,


                                                   Jill T. McGruder, President

              [Western-Southern Life Assurance Company letterhead]



January ___, 2000


Dear Variable Annuity Contract Owner:

Enclosed is a proxy statement of Touchstone Balanced Fund, a series of Touchstone Variable Series Trust. We are sending the proxy statement to you because you beneficially own shares in the Touchstone Balanced Fund through you Touchstone Variable Annuity Contract.

Although a Western-Southern Life Assurance Company Separate Account legally holds these shares, we are required to vote the shares according to your instructions. Accordingly, please review the proxy statement carefully and then give us your voting instructions by marking and returning the enclosed proxy card. An addressed and stamped envelope is supplied for your convenience.

We urge you to exercise your voting rights by marking and returning the proxy card promptly.

Yours very truly,



[name]
[title]

                  [Columbus Life Insurance Company letterhead]



January ___, 2000


Dear Variable Universal Life Insurance Contract Owner:

Enclosed is a proxy statement of Touchstone Balanced Fund, a series of Touchstone Variable Series Trust. We are sending the proxy statement to you because you beneficially own shares in the Touchstone Balanced Fund through you Touchstone Variable Universal Life Insurance Contract.

Although Columbus Life Insurance Company Separate Account 1 legally holds these shares, we are required to vote the shares according to your instructions. Accordingly, please review the proxy statement carefully and then give us your voting instructions by marking and returning the enclosed proxy card. An addressed and stamped envelope is supplied for your convenience.

We urge you to exercise your voting rights by marking and returning the proxy card promptly.

Yours very truly,



[name]
[title]